UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2779 Highway 24,	Lawler,	Iowa	52154
(Address of principal executive offices)			(Zip Code)

	(563)	238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2022, Homeland Energy Solutions, LLC (the "Company") held an annual meeting of the members of the Company (the “Annual Meeting”). Pursuant to the proxy statement filed by the Company, the following five proposals were presented at the Annual Meeting for a vote by the members: (1) Amend and restate the Amended and Restated Operating Agreement of the Company; (2) reclassification of the Company’s units into Class A, Class B, Class C, and Class D Units for the purpose of suspending the Company’s reporting obligations under the Securities Exchange Act of 1934; (3) Amend and restate the Existing Operating Agreement to allow the Board to make certain outside investments; (4) to adjourn or postpone the meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the matters under consideration; and (5) Elect three directors to the Board. Due to the passage of Proposals 1, 2, and 3 the outcome of voting of Proposal 4 was irrelevant.

Of the 64,560 Homeland Energy Solutions, LLC units that were outstanding as of May 6, 2022 record date, 32,134 units were represented in person or by proxy at the Annual Meeting. The result of the voting on each proposal was as follows:

Proposal One (1): Approve the Second Amended and Restated Operating Agreement
To amend the Amended and Restated Operating Agreement, as amended, by adopting the Second Amended and Restated Operating Agreement, which provides for four separate and distinct classes of units: Class A, Class B, Class C and Class D Units.

For	Against	Abstentions	Broker Non Votes
24,687	6,639	808	0

Proposal Two (2): Reclassification of the Company’s Units
To reclassify our Units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934, as follows: Units held by holders of 60 or more of our Units will remain in the existing class of Units (renamed as Class A Units); Units held by holders of at least 26 Units but less than 60 Units into Class B Units; Units held by holders of 25 Units into Class C Units; and Units held by holders of less than 25 Units into Class D Units. If Proposal one (1) is not approved, the Board will not implement Proposal two (2), even if it is approved by the Members.

For	Against	Abstentions	Broker Non Votes
24,401	6,965	793	0

Proposal Three (3): To amend and restate the Amended and Restated Operating Agreement to allow for certain outside investments.
To amend the Amended and Restated Operating Agreement, to allow the Company to make outside investments in companies in which a member of the Board has an interest. This Proposal is not conditioned on the approval of any other proposal at the Annual Meeting and the Board of Directors can implement this even if Proposal one (1) or two (2) are not approved.

For	Against	Abstentions	Broker Non Votes
22,018	8,874	1,192	0

Proposal Four (4): Adjournment or Postponement

For	Against	Abstentions	Broker Non Votes
24,093	6,638	1,218	0

To adjourn or postpone the Member Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Member Meeting to approve the matters under consideration. This proposal is not conditioned on any other proposal at the Annual Meeting.

Proposal Five (5): Election of Three Directors

Nominee Directors	For	Withhold
Nick Bowdish, Incumbent	18,635	1,238
Patrick Boyle, Incumbent	17,583	3,379
Jared Calease	6,769	3,630
Chad Kuhlers, Incumbent	20,875	859
Steve Markham	6,133	1,163

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: June 16, 2022	/s/ Beth Eiler
Beth Eiler
Chief Financial Officer
(Principal Executive Officer)